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                                                                  Exhibit 10(i)



1996
MANAGEMENT
INCENTIVE
PLAN
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                                                           United HealthCare(SM)

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1996 Management Incentive Plan - a Message from Bill McGuire
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As a company widely regarded as the managed care industry leader, United
HealthCare is committed to rewarding--and keeping--the professionals who have helped us accomplish our leadership position. 1996 represents a time when our company must attain even higher levels of performance to maintain our leadership position. Overall, we believe our company will continue to provide tremendous opportunities for all of us who work to make UHC successful.

In our endeavors in this year and beyond, we will stress tightly managed operational execution and excellence in service. Specific goals include continuing our strong financial performance, improving our responsiveness through improved organizational structures and processes, continuing to gain leadership in the Health Plan markets we compete in, continuing Specialty Company growth through new products and services, and finally, successful merger and acquisition activity. We must maintain our focus on our improvements in appropriate health care delivery, SG&A, and medical cost trends.

The information presented in this brochure describes UHC's Management Incentive Plan. Incentive programs and performance management are inherent to our corporate culture, a culture that rewards our managers who strive for excellence and continuous improvement.

As leaders at UHC, we are all responsible and accountable for maintaining the standards of excellence that will reinforce our position as the company that is improving health care in America.


/S/ William W. McGuire, M.D.

William W. McGuire, M.D.
Chief Executive Officer, President and Chairman

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                                                                            1996
                                                                      MANAGEMENT
                                                                       INCENTIVE
                                                                            PLAN

How does it work?
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Your management incentive award is based on three major areas of performance:

1) The overall performance of UHC, measured by accomplishment of strategic initiatives, deployment of capital and resources, market valuation, merger and acquisition activity, public image and recognition, as well as financial goals in the following categories: earnings, revenue, SG&A, medical loss ratio, growth and membership. The UHC company performance, by design, affects every managers incentive to some degree.

2) The overall performance of your business unit, support unit or corporate division. If you're part of a UHC business unit, your goals will be developed jointly by your Senior Executive, CEO or Subsidiary President and the person to whom he or she reports. If you're part of a UHC business support or corporate division, your goals will be established by the appropriate Senior Executive and the person to whom he or she reports.

3) Your individual performance, based on your overall performance in your position and accomplishment of established goals and objectives.


Does my management incentive opportunity depend on all three performance measures?
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Yes.  All three performance measures are used to determine the incentive pool and incentive awards. We believe that our collective success must grow out of a synergy of effort. This blend of performance measurement helps ensure all of UHC works together toward common goals--and therefore allows us the greatest opportunities for success, both professionally and personally.

                                                                               2
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How are incentive payments determined?
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Step 1--Establishment of Total Incentive Pool
- ---------------------------------------------

At the end of UHC's fiscal year, the Compensation and Stock Option Committee of the Board of Directors will determine overall UHC company performance and the total amount available in the company incentive pool. The total company incentive pool represents UHC's total performance on its strategic initiatives, merger and acquisition activity, and the collective results of all UHC operations. It is not the average result of UHC operations but the overarching performance of the entire company.

The Compensation and Stock Option Committee will approve an incentive pool amount based on an assessment ranging from 50% of total incentive targets to 200% of total incentive targets. No pool amount of less than 50% will be established.


Step 2--Establishment of Business Unit and Corporate Division Pools
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Following a determination of the total amount available in the UHC incentive pool, UHC Senior Management determines the performance and incentive pools specific to the business units, business unit support areas and UHC corporate divisions. Business support areas will be evaluated based on the primary business areas they support and their specific unit performance. The business unit, business support division or corporate division pool is established by creating a pool of available dollars from 50% of target to 200% of targets. Generally, no pool amount of less than 50% will be established for any business unit, support area, or corporate division.


Step 3--Establishment of Individual Incentive Payments
- ------------------------------------------------------

After business unit, support division and UHC corporate division incentive pools are established, the respective Health Plan CEOs, Subsidiary Business Presidents and Corporate Senior Managers determine individual incentive payments for their eligible managers. Health Plan CEOs, Corporate Executives or Specialty Business Presidents' incentives are determined by the person to whom they report.

Individual incentive payments range from 50% of incentive target to 200% of incentive target. Generally, no incentive payments of less than 50% will be made. Employees on formal disciplinary action are not eligible for an incentive payment.

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                                                                            1996
                                                                      MANAGEMENT
                                                                       INCENTIVE
                                                                            PLAN


Who is eligible for a management incentive?
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Employees grade 28 and above are eligible for MIP awards. It is at this level that positions are directly accountable for meeting key division or business unit objectives, managing staff, and determining and managing financial resources and budgets.

The senior vice president of Human Resources will determine any exceptions to eligibility guidelines. Certain positions are not eligible for MIP due to participation in other incentive plans, even if they meet the above criteria.


What is my incentive target?
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Your incentive target is defined as a percent of your eligible base earnings that you were paid during the current fiscal year. The incentive target percents are based on grade level and overall position responsibility.


What if I've been a manager for only part of the year?
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If you were hired or promoted during the year to a management position, your eligibility for management incentive participation will be prorated for the number of days you serve as manager. Managers hired or promoted in the fourth quarter of 1996 are not eligible to participate in the 1996 plan. If you change positions during the year to a non-manager position, you are not eligible for a management incentive for that year.


What happens if I get promoted to a position that carries a higher management incentive potential?
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Any incentive paid to you would be based on a combination of your existing and new incentive targets. The targets would be weighted according to the number of days you held each position.


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What happens if I am on leave for part of the year?
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Pay that you receive while on leave will not be included as base earnings in the calculation of the management incentive payment.


How do Management Incentive Plan payments affect my
401(k) Plan and ESOP Contributions?
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Management Incentive Plan payments are considered compensation under the 401(k)
and Employee Stock Ownership (ESOP) Plans. Management incentive payments are not eligible for the Employee Stock Purchase Plan (ESPP).


When are management incentive payments made?
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Management Incentive Plan payments are generally made following the close of the corporate and operating unit books for the 1996 operating year, generally occurring on or before April 1st of the following year.


What if I terminate my UHC employment before management incentive payments are made?
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To be eligible for a management incentive payment, you must be an active employee at the time such payments are made.


How do I find out what my management incentive target is?
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All UHC positions are being converted to new UHC salary grades in the first quarter of 1996. As the grades are finalized, the person to whom you report will personally meet with you to present your management incentive targets and to discuss corporate, business unit or corporate division goals, and work with you to establish your individual goals.

If you have any questions about the Management Incentive Plan, contact your supervisor or the head of your operating unit.


There is no guarantee that any Management Incentive Plan payouts will be made. UHC has the discretion to amend or terminate the terms of this Management Incentive Plan at any time and without notice. Any changes must be made in a written amendment made solely by the Senior Vice President of Human Resources. UHC has the exclusive and binding discretionary authority in interpreting the terms and conditions of this Management Incentive Plan and in making legal and factual determinations. This Management Incentive Plan is not and shall not be deemed to be an enforceable contract or an employee benefit plan within the meaning of ERISA.

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EXAMPLES
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                    EXAMPLE 1 - BUSINESS UNIT MANAGER (E.G., HEALTH PLAN)
                    -----------------------------------------------------

STEP 1:             UHC Compensation & Stock Option Committee determines overall
                    MIP pool.
STEP 2: Top Management determines each unit's pool. As an example, assume this unit is:

                    Business Unit Pool =    130% of targets for that business

                    6 eligible managers                    Incentive Targets

                    2 at 15% at       $60,000 Base Salary       $18,000
                    2 at 10% at       $50,000 Base Salary       $10,000
                    2 at 10% at       $40,000 Base Salary       $ 8,000
                    -----------       -------------------       -------
                    Total Incentive   Target equals             $36,000

POOL IS CALCULATED: 130% (Unit Pool) X $36,000 (Incentive Target) = Incentive
                    Pool of $46,800

STEP 3: Business Unit Senior Manager evaluates individual performance of each manager and determines incentive payments for each manager. Management incentive payments can range from 0%, or 50% to 200% of targets. The amount of the pool for this Senior Manager to distribute is $46,800; total payments cannot exceed the pool total.

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                    EXAMPLE 2 - UHC CORPORATE DIVISION
                    ----------------------------------
                    (E.G., CORPORATE FINANCE DEPARTMENT)
                    ------------------------------------

STEP 1:             UHC Compensation & Stock Option Committee determines overall
                    MIP pool.
STEP 2: Top Management determines each unit's pool. As an example, assume this unit is:

                    Corporate Division Rating =    90% of target

                    6 eligible managers                    Incentive Targets

                    1 at 20% at       $70,000 Base Salary       $14,000
                    2 at 15% at       $50,000 Base Salary       $15,000
                    2 at 10% at       $45,000 Base Salary       $ 9,000
                    -----------       -------------------       -------
                    Total Incentive   Target equals             $38,000

POOL IS CALCULATED: 90% (Overall Rating) X $38,000 (Incentive Target) =
                    Incentive Pool of $34,200

STEP 3: Corporate Division Head evaluates individual performance of each manager and determines incentive payment for each manager. Management incentive payments can range from 0%, or 50% to 200% of targets. The amount of the pool for this Division Head is $34,200; total payments cannot exceed the pool total.

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EXAMPLES
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                    EXAMPLE 3 - BUSINESS SUPPORT UNIT
                    ---------------------------------
                    (E.G., SUBSIDIARY COMPANY)
                    --------------------------

STEP 1:             UHC Compensation & Stock Option Committee determines overall
                    MIP pool.
STEP 2: Top Management determines each unit's pool. As an example, assume this unit is:

                    Support Unit Pool =    100%

                    4 eligible managers                    Incentive Targets

                    1 at 15% at       $60,000 Base Salary       $ 9,000
                    2 at 10% at       $45,000 Base Salary       $ 9,000
                    1 at 10% at       $40,000 Base Salary       $ 4,000
                    -----------       -------------------       -------
                    Total Incentive   Target equals             $22,000

POOL IS CALCULATED: 100% (Overall Rating) X $22,000 (Incentive Target) =
                    Incentive Pool of $22,000

STEP 3: Business Support Unit Senior Manager evaluates individual performance of each manager and determines incentive payments for each manager. Management incentive payments can range from 0%, or 50% to 200% of targets. The amount of the pool for this Senior Manager to distribute is $22,000; total payments cannot exceed the pool total.


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